Exhibit 99.1

May 14, 2003

VIA EDGAR

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:                           Segue Software, Inc. Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

In connection with the quarterly report of Segue Software, Inc. (the “Company”) on Form 10-Q for the quarterly period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Samuel J. Gallo, Acting Co- Chief Executive Officer of the Company hereby certify that:

1. the Company’s Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed a part of the Report.

Sincerely,

/s/ Samuel J. Gallo
Samuel J. Gallo
Acting Co-Chief Executive Officer